UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2020

THE CHEFS’ WAREHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road

Ridgefield, Connecticut 06877

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CHEF	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).                           Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

The sole purpose of this amendment to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2020 is to add Inline eXtensible Business Reporting Language (“XBRL”) tagging to the cover page and to furnish Exhibit 104 relating to the same. No other changes have been made.

Item 7.01 Regulation FD Disclosure.

On March 18, 2020, The Chefs’ Warehouse, Inc. (the “Company”) issued a press release announcing that due to the current unprecedented market conditions related to the coronavirus (COVID-19), the Company is withdrawing financial guidance for the fiscal year ending December 25, 2020. A copy of this press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release of The Chefs’ Warehouse, Inc. dated March 18, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name: Alexandros Aldous Title: General Counsel, Corporate Secretary and Chief Government Relations Officer

Date:    March 18, 2020